UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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STORE Capital Corporation

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STORE Capital Announces CFIUS Approval for Proposed Acquisition by GIC and Oak Street

Company Release – 12/6/2022

SCOTTSDALE, Ariz.—(BUSINESS WIRE)— STORE Capital Corporation (NYSE: STOR, “STORE Capital” or the “Company”), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced that the Committee on Foreign Investment in the United States (CFIUS) has approved the previously announced all-cash acquisition of the Company by affiliates of GIC, a global institutional investor, and funds managed by Oak Street, a Division of Blue Owl.

The transaction is expected to close in the first quarter of 2023, subject to approval by the Company’s stockholders and the satisfaction of certain other customary closing conditions.

About STORE Capital

STORE Capital is an internally managed net-lease REIT that is a leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 3,000 property locations across the United States, substantially all of which are profit centers. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Cautionary Statement Regarding Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; risks that the proposed transaction disrupts the Company’s current plans and operations or diverts the attention of management from ongoing business operations; the risk of unanticipated difficulties or expenditures relating to the proposed transaction, including potential difficulties with the Company’s ability to retain employees and maintain relationships with customers and other third parties; risks related to the outcome of any stockholder litigation in connection with the proposed transaction; and other effects relating to any further announcements regarding the proposed transaction on the market price of the Company’s common stock.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022, as updated by the Company’s subsequent periodic reports filed with the SEC.

Financial Profiles, Inc.

STORECapital@finprofiles.com

Investors or Media:

Moira Conlon, 310-622-8220

Megan McGrath, 310-622-8248